Exhibit 99.1
NEWS RELEASE
FOR RELEASE: IMMEDIATE
GATX CORPORATION ANNOUNCES ACQUISITION OF UP TO 3,100 RAILCARS
CHICAGO, IL, November 12, 2018 - GATX Corporation (NYSE:GATX) today announced it entered into an agreement to acquire a fleet of up to 3,100 railcars from ECN Capital Corporation. The purchase price is up to $229 million.
Robert C. Lyons, executive vice president and president, Rail North America said, “This transaction furthers our growth strategy of acquiring high quality railcars at an attractive cost.” The fleet consists predominantly of freight cars with an average age of 7 years. The closing of this acquisition is expected to occur on November 30, 2018 or as soon as practicable thereafter, subject to standard closing conditions including receipt of any required regulatory approvals.

COMPANY DESCRIPTION
GATX Corporation (NYSE:GATX) strives to be recognized as the finest railcar leasing company in the world by its customers, its shareholders, its employees and the communities where it operates. As the leading global railcar lessor, GATX has been providing quality railcars and services to its customers for 120 years. GATX has been headquartered in Chicago, Illinois, since its founding in 1898. For more information, please visit the Company’s website at www.gatx.com.

FORWARD-LOOKING STATEMENTS
Statements in this Press Release not based on historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and, accordingly, involve known and unknown risks and uncertainties that are difficult to predict and could cause our actual results, performance, or achievements to differ materially from those discussed. These include statements as to our future expectations, beliefs, plans, strategies, objectives, events, conditions, financial performance, prospects, or future events. In some cases, forward-looking statements can be identified by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” "outlook," “continue,” “likely,” “will,” “would”, and similar words and phrases. Forward-looking statements are necessarily based on estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Accordingly, you should not place undue reliance on forward-looking statements, which speak only as of the date they are made, and are not guarantees of future performance. We do not undertake any obligation to publicly update or revise these forward-looking statements.
The following factors, in addition to those discussed in our other filings with the SEC, including our Form 10-K for the year ended December 31, 2017 and subsequent reports on Form 10-Q, could cause actual results to differ materially from our current expectations expressed in forward-looking statements:

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exposure to damages, fines, criminal and civil penalties, and reputational harm arising from a negative outcome in litigation, including claims arising from an accident involving our railcars
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inability to maintain our assets on lease at satisfactory rates due to oversupply of railcars in the market or other changes in supply and demand
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a significant decline in customer demand for our railcars or other assets or services, including as a result of:
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weak macroeconomic conditions
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weak market conditions in our customers' businesses
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declines in harvest or production volumes
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adverse changes in the price of, or demand for, commodities
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changes in railroad operations or efficiency
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changes in supply chains
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availability of pipelines, trucks, and other alternative modes of transportation
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other operational or commercial needs or decisions of our customers
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higher costs associated with increased railcar assignments following non-renewal of leases, customer defaults, and compliance maintenance programs or other maintenance initiatives
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events having an adverse impact on assets, customers, or regions where we have a concentrated investment exposure
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financial and operational risks associated with long-term railcar purchase commitments, including increased costs due to tariffs or trade disputes
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reduced opportunities to generate asset remarketing income

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operational and financial risks related to our affiliate investments, including the Rolls-Royce & Partners Finance joint ventures
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the impact of changes to the Internal Revenue Code as a result of the Tax Cuts and Jobs Act of 2017, and uncertainty as to how this legislation will be interpreted and applied.
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fluctuations in foreign exchange rates
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failure to successfully negotiate collective bargaining agreements with the unions representing a substantial portion of our employees
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asset impairment charges we may be required to recognize
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deterioration of conditions in the capital markets, reductions in our credit ratings, or increases in our financing costs
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competitive factors in our primary markets, including competitors with a significantly lower cost of capital than GATX
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risks related to our international operations and expansion into new geographic markets, including the imposition of new or additional tariffs, quotas, or trade barriers
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changes in, or failure to comply with, laws, rules, and regulations
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inability to obtain cost-effective insurance
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environmental remediation costs
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inadequate allowances to cover credit losses in our portfolio
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inability to maintain and secure our information technology infrastructure from cybersecurity threats and related disruption of our business

FOR FURTHER INFORMATION CONTACT:
GATX Corporation
Jennifer McManus
Senior Director, Investor Relations
GATX Corporation
312-621-6409
jennifer.mcmanus@gatx.com

Investor, corporate, financial, historical financial, and news release information may be found at www.gatx.com.

(11/12/18)